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                               Akerman Senterfitt
                          SunTrust International Center
                     One Southeast Third Avenue, 28th Floor
                              Miami, FL 33131-1714



November 12, 2003

Technical Olympic USA, Inc.
4000 Hollywood Boulevard
Suite 500N
Hollywood, FL 33021

Ladies and Gentlemen:

         We have acted as counsel for Technical Olympic USA, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 5,175,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), of which 2,000,000 shares of Common Stock (the "Company Shares") are being offered by the Company, and of which up to 3,175,000 shares of Common Stock (the "Selling Stockholder Shares"), including 675,000 shares purchasable by the underwriters upon exercise of their over-allotment option, are being offered by Technical Olympic S.A. (the "Selling Stockholder"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Certificate of Incorporation, and amendment thereto, and the Company's Amended and Restated Bylaws; (2) resolutions of the Company's board of directors authorizing the registration of the Shares to be sold and related matters; (3) the Registration Statement and exhibits thereto; and (4) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations we have assumed, without investigation, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the documents. As to various questions of fact material to the opinions expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us



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by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to qualifications set forth below, we are of the opinion that (i) the Company Shares have been duly authorized by all necessary corporate action of the Company and, upon issuance by the Company in the manner and for the consideration contemplated in the Registration Statement will be validly issued, fully paid and non-assessable and
(ii) the Selling Stockholder Shares are validly issued, fully paid and non-assessable.

         Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. We express no opinion as to laws of any jurisdiction other than the laws of the State of Delaware. The opinions expressed herein concern only the effect of the laws of the State of Delaware as currently in effect. This opinion letter is limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                       Sincerely,

                                       AKERMAN SENTERFITT
                                       /s/ AKERMAN SENTERFITT